U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       Date of Report: September 11, 2001



                              HADRO RESOURCES, INC.
        (Exact Name of Small Business Issuer as Specified in its Charter)

                                     NEVADA
              (State or other Jurisdiction as Specified in Charter)



        00-25579                                          87-0571853
(Commission file number)                    (I.R.S. Employer Identification No.)



                                 50 West Liberty
                                    Suite 880
                               Reno, Nevada 89501
                    (Address of Principal Executive Offices)

                                 (702) 433-5250
                           (Issuer's telephone number)


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Items 1 and 3 through 6 not applicable.

Item 2. Acquisition or Disposition of Assets

     On May 30, 2001, Hadro Resources, Inc., a Nevada corporation (the "Company"), U.S. Oil & Gas Resources, Inc., a corporation organized under the laws of British Columbia, Canada (U.S. Oil & Gas"), and Oakhills Energy, Inc., Thor Energy, Inc. and O.J. Oil & Gas, Inc., corporations organized under the laws of the State of Oklahoma (the "Subsidiaries") entered into a share purchase and sale agreement (the "Agreement"). The Company disclosed the terms and conditions of this Agreement (which required completion of due diligence by the Company, approval by the shareholders of U.S. Oil & Gas, and regulatory approval prior to consummation) in an 8-K Report filed with the Securities and Exchange Commission on approximately June 7, 2001.

     On August 7, 2001, the shareholders of U.S. Oil & Gas held a special meeting in which the shareholders voted for and approved the Agreement and the resulting sale of U.S. Oil & Gas and its Subsidiaries to the Company. As of the date of this Report, the Company has completed its due diligence and all requisite approvals have been obtained, therefore, the Agreement has been consummated. In accordance with the terms of the Agreement, the Company has issued to U.S. Oil & Gas 10,000,000 shares of its restricted Common Stock as consideration for the acquisition.

     Management of the Company has analyzed the existing corporate structure of U.S. Oil & Gas and its Subsidiaries. As of the date of this Report, management of the Company plans to consolidate two of the subsidiaries, Thor Energy Inc. and O.J. Oil & Gas Inc. into the third subsidiary, Oakhills Energy Inc., to operate as one single entity. Management believes that the proposed corporate consolidation, the proposed restructuring of existing debt of U.S. Oil & Gas, and the proposed establishment of operating lines of credit will simplify and streamline existing operations.

     The Subsidiaries contain an estimated 3,000 acres of oil and gas leases, approximately 14 gas and 35 oil wells at various levels of production, and untapped areas for future wells, all located within the State of Oklahoma. Management of the Company believes, based on current economic conditions, that the Subsidiaries' current aggregate gross annual production of approximately $400,000 can be increased to $800,000 to $1,000,000 with approximately $250,000 in capital required to re-work, maintain and open the shut-in wells. Management of the Company intends to engage in further extensive investigation of current production capabilities of the shut-in wells, detail the required capital for operations, perform a revenue operating cost analysis of the producing wells, and assign asset values to the land on which the wells are located to determine future operational cash requirements.

     Reference is made to the press release issued to the public by the Company on August 29, 2001, the text of which is attached hereto as Exhibit 99.4, for a further description of the event reported pursuant to this Form 8-K.

     negotiations between the Company and Northwest may resume.


Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          Consolidated financial statements of U.S. Oil & Gas Resources Inc. will be filed in accordance with accounting rules.

     (b)  Pro Forma Financial Information.

          Not Applicable.

     (c)  Exhibits.

          99.4 Press Release dated August 29, 2001.




                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            HADRO RESOURCES, INC.


Date:  September 11, 2001                   By: /s/ Grant Atkins
                                            --------------------
                                            Grant Atkins, President